Exhibit 99.1

Jan 15, 2020

Liberty Star Minerals

LBSR: OTCPK http://www.lbsr.us

FOR IMMEDIATE RELEASE

Liberty Star New Arizona Mineral Exploration Permits Paid For 2020

TUCSON, AZ–(Jan 15, 2020)–Liberty Star Minerals (“Liberty Star” or the “Company”) (OTCPK: LBSR) is pleased to announce that the Company has paid the Arizona State Land Department for the thirteen (13) Mineral Exploration Permits (MEPs) in the vicinity of our central, and primary, mineralization target at the Hay Mountain Project (the “Project”) reported as approved December 5, 2019.

With this payment, Liberty Star has secured a 5917.82 acre (9.24 sq. miles) addition to the Hay Mountain Project, solidifying the secured development area required for Phase 1 drilling and beyond.

Comments President/CEO Brett Gross, “Payment for this critical area was another necessary step in the Project’s development. Along with the scientific reports we have mentioned over the last couple of months, myself and the board believe we have materially enhanced the value of Hay Mountain and believe 2020 will be The year we move from surface studies to drilling and early stage development once we obtain required funding.”

“Brett I. Gross” Brett I. Gross

CEO/President

Liberty Star Uranium & Metals Corp.

Forward Looking Statements Some statements in this release may be “forward-looking statements” for the purposes of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the year ended January 31, 2019, as updated from time to time in our filings with the Securities and Exchange Commission. The Company is not responsible for updating the information contained in this update release beyond the published date, or for changes made to this document by wire services or Internet services.  Risk factors for our company are set out in our 10-K and other periodic filings with the SEC on EDGAR (ref. Liberty Star Uranium & Metals, Corp.).

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Contact:

Liberty Star Minerals
Tracy Myers Investor Relations
520-425-1433 info@lbsr.us

Update 201